Exhibit 2.2

CERTIFICATE OF MERGER

OF

AXION ACQUISITION CORP.,

a Delaware corporation

INTO

AXION INTERNATIONAL, INC.,

a Delaware corporation

(UNDER SECTION 251 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE)

*   *   *   *   *

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned corporation

DOES HEREBY CERTIFY:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                      STATE OF INCORPORATION

Axion Acquisition Corp.                                                                                     Delaware corporation

Axion International, Inc.                                                                                     Delaware corporation

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Axion International, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Axion International, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 665 Martinsville Road, Basking Ridge, New Jersey 07920.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: The merger shall become effective forthwith upon the filing and recording of a Certificate of Merger in accordance with the requirements of Delaware law.

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 20th day of March 2008.

AXION INTERNATIONAL, INC.
By: /s/ James Kerstein Name: James Kerstein Title: CEO